Exhibit 99
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FOR IMMEDIATE RELEASE               Contact:     Bill Sullivan
                                                 Jones Lang LaSalle

                                    Telephone:   312/228-2685



             JONES LANG LASALLE COMMENTS ON Q2 AND 1999 OUTLOOK



      Chicago and London, July 8, 1999--Jones Lang LaSalle (NYSE:JLL) said today that, based on preliminary information from its annual mid-year business review process, it expects to report adjusted proforma results for the 1999 second quarter and full year that will be substantially below analyst estimates.

      Said Stuart L. Scott, chairman and chief executive officer of Jones Lang LaSalle, "Based upon the preliminary results of our mid-year review process, we expect to report a loss for the second quarter and anticipate that adjusted proforma earnings for the year will not be below $1.00 per share. This outlook for 1999 is largely attributable to three overall factors: the performance of our U.S. management services businesses due principally, we believe, to the significant distractions caused by our two major mergers since October of 1998; a likely delay in the sale of a major European investment portfolio; and the strength of the U.S. dollar against European currencies."

      Added Scott, "Clearly we did not fully anticipate the distraction that our mergers would have caused the organization as a whole. While we have built a tremendous platform and are confident that we can return to double-digit growth in 2000, we are in a transitional year. Nevertheless, we are concerned with our earnings performance and the causes. With the completion of our annual mid-year review, we will put in place a number of initiatives to address these issues."

      Noting that employees and management own nearly 70 percent of the Company's shares, Scott concluded, "We have every incentive and intention to deliver on the promise of the Jones Lang LaSalle platform."



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JONES LANG LASALLE COMMENTS ON Q2 AND 1999 OUTLOOK-Add One



      Chris Peacock, president and chief operating officer, said, "Notwithstanding this obvious disappointment, the fundamentals of our business remain sound and the majority of our businesses are performing well. Jones Lang LaSalle continues to have the ability to provide the highest level of service to our clients around the world."

      The Company will announce its second quarter operating results and hold its investor conference call on July 30, 1999. At that time, Jones Lang LaSalle will comment on the second quarter results in detail and the final results of its annual mid-year business review.

      Jones Lang LaSalle (NYSE: JLL) is the world's leading real estate services and investment management firm, operating across 96 key markets in 34 countries on five continents. The Company provides comprehensive and wide ranging integrated expertise on a local, regional and global level to owners, occupiers and investors. It operates through six business segments:
Hotel Services, Investment Management and four geographic regions of Owner and Occupier Services. The Company's investment management business, LaSalle Investment Management, is one of the world's largest and most diverse real estate investment management firms with $20.5 billion ( 12.6 billion) of assets under management. Jones Lang LaSalle is also the industry leader in real estate management services with a portfolio of more than 680 million square feet of property under management.


Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in LaSalle Partners' Annual Report on Form 10-K for the years ended December 31, 1998, under "Risk Factors," "The Transactions," "The Purchase Agreement," "JLW Management's Discussion and Analysis of Financial Conditional and Results of Operations of the JLW Companies," and elsewhere in LaSalle Partners' Proxy Statement dated February 4, 1999, and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or results, or any change in events. Statements in this press release regarding parties other than Jones Lang LaSalle are based upon representations of such other parties.


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